EXHIBIT 31.3

Certification of Chief Executive Officer

Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Richard L. Van Kirk, certify that:

1.	I have reviewed this Form 10-K/A No. 1 of Pro-Dex, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	[Intentionally omitted]
4.	[Intentionally omitted]
5.	[Intentionally omitted]

Date: December 29, 2016	/s/ Richard L. Van Kirk Richard L. Van Kirk Chief Executive Officer (principal executive officer)